EXHIBIT 10.46

AMENDMENT NUMBER FOUR
TO THE
REGIONS FINANCIAL CORPORATION SUPPLEMENTAL 401(k) PLAN
RESTATED AS OF JANUARY 1, 2014

Regions Financial Corporation hereby amended the Regions Financial Corporation Supplemental 401(k) Plan, effective as of January 1, 2019, as follows:

1.    Section 4.2(b) of the Plan is hereby amended by replacing, in said subsection, the two instances of “4% (6% before January 1, 2012)” with the following: “5% (4% between January 1, 2012-December 31, 2018 and 6% before January 1, 2012)”.

2.    Section 4.3(b)(i) of the Plan is hereby amended by replacing, in said subsection, the one instance of “4% (6% before January 1, 2012)” with the following: “5% (4% between January 1, 2012-December 31, 2018 and 6% before January 1, 2012)”.

3. Except as otherwise amended herein, the Plan shall continue in full force and effect.

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